Exhibit 23.3

DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
March 16, 2017
Penn Virginia Corporation
14701 Saint Mary's Lane
Suite 275
Houston, Texas 77079

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and MacNaughton and to the incorporation of the estimates contained in our “Report as of December 31, 2016 on Reserves and Revenue of Certain Properties owned by Penn Virginia Corporation” (our Report) in Part I and in the “Notes to Consolidated Financial Statements” portions of the Annual Report on Form 10-K of Penn Virginia Corporation for the year ended December 31, 2016 (the Annual Report). In addition, we hereby consent to the incorporation by reference of our letter report dated February 9, 2017 in the “Exhibits and Financial Statement Schedules” portion of the Annual Report. We further consent to the incorporation by reference of references to DeGolyer and MacNaughton and to our Report in Penn Virginia Corporation’s Registration Statements on Form S-1/A (File No. 333-214709) and Form S-8 (File No. 333-213979).

Very truly yours,
/s/DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716